Exhibit 99.1

Semtech Announces First Quarter of Fiscal Year 2016 Results

  Net Sales of $130.1 Million
  Record Distributor POS Net Sales of $78.8 Million
  GAAP Gross Margin of 60.3% and 60.8% on a Non-GAAP Basis
  Repurchased Approximately 734,650 Shares for Approximately $20 Million
  Board Increases Stock Repurchase Authorization to $100 Million

CAMARILLO, Calif.--(BUSINESS WIRE)--May 27, 2015--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its first quarter of fiscal year 2016, which ended April 26, 2015. The Company also announced that its Board of Directors approved an increase of the existing stock repurchase authorization to $100.0 million. Prior to the increase, the Company had approximately $30.0 million remaining from the authorization that was expanded in November 2014.

Net sales for the first quarter of fiscal year 2016 were $130.1 million or flat with the fourth quarter of fiscal year 2015 and down 2 percent from the first quarter of fiscal year 2015.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the first quarter of fiscal year 2016 was 60.3 percent compared to 56.1 percent in the fourth quarter of fiscal year 2015 and 58.8 percent in the first quarter of fiscal year 2015.

GAAP net loss for the first quarter of fiscal year 2016 was $0.1 million or $0.00 per diluted share. This compares to a GAAP net loss of $15.4 million or a net loss of $0.23 per diluted share in the fourth quarter of fiscal year 2015 and GAAP net income of $7.9 million or $0.12 per diluted share in the first quarter of fiscal year 2015.

Included in the GAAP operating results for the fourth quarter of fiscal year 2015 were charges that included $23.3 million for the restructuring and impairment related costs associated with the Company’s reduction of its investment in the defense and microwave communications infrastructure markets and the further reduction of investment in the optical long-haul markets, of which $2.2 million was cash settled. The Company also incurred $2.1 million of acquisition related charges during the same period.

To facilitate the complete understanding of comparable financial performance between periods, the Company also presents performance results net of certain non-cash items or items that are not considered reflective of the Company’s core results over time. The Company’s non-GAAP measures of gross profit margin, net income and earnings per diluted share exclude certain items as described below under “Non-GAAP Financial Measures.”

Excluding such items, non-GAAP net income for the first quarter of fiscal year 2016 was $17.9 million or $0.27 per diluted share. Non-GAAP net income was $23.1 million or $0.34 per diluted share in the fourth quarter of fiscal year 2015 and was $21.8 million or $0.32 per diluted share in the first quarter of fiscal year 2015.

Non-GAAP gross profit margin for the first quarter of fiscal year 2016 was 60.8 percent. Non-GAAP gross profit margin for the fourth quarter of fiscal year 2015 was 60.1 percent and 59.8 percent in the first quarter of fiscal year 2015.

As of April 26, 2015, the Company had $211.5 million in cash, cash equivalents and marketable securities compared to $230.3 million in cash, cash equivalents and marketable securities at the end of fiscal year 2015.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, stated “We saw strong demand from our enterprise computing and communication end-markets driven by the datacenter and PON market segments. However, demand from our largest smartphone customer was much lower than anticipated, leading to results that were at the lower end of our guidance range.”

Maheswaran continued, “Our numerous growth engines have very good momentum. Notably, demand for our LoRa™ wireless platforms targeted at the Internet of Things market is seeing an acceleration as LoRa is a perfect fit for several emerging segments including smart cities and smart buildings.”

The results announced today are preliminary, as they are subject to the Company finalizing its closing procedures and customary quarterly review by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its Quarterly Report on Form 10-Q for the first quarter of fiscal year 2016.

Second Quarter of Fiscal Year 2016 Outlook

  Net sales are expected to be in the range of $120 million to $130 million
  GAAP gross profit margin is expected to be in the range of 59.6% to 60.0%
  Non-GAAP gross profit margin is expected to be in the range of 60.0% to 60.4%
  GAAP SG&A expense is expected to be in the range of $33.7 million to $34.7 million
  GAAP R&D expense is expected to be in the range of $29.2 million to $30.3 million
  Stock-based compensation expense, is expected to be approximately $7.5 million, categorized as follows: $0.5 million cost of sales, $4.5 million SG&A, and $2.5 million R&D
  Amortization of acquired intangible assets is expected to be approximately $6.7 million
  Interest and other expense is expected to be approximately $1.8 million
  GAAP tax rate is expected to be in the range of 17% to 19%
  Non-GAAP tax rate is expected to be in the range of 14% to 16%
  GAAP earnings per diluted share are expected to be in the range of $0.00 to $0.06
  Non-GAAP earnings per diluted share are expected to be in the range of $0.21 to $0.26
  Fully diluted share count is expected to be approximately 67.0 million shares
  Capital expenditures are expected to be approximately $5.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit margin, net income and earnings per diluted share and free cash flow. The Company's measure of free cash flow excludes capital expenditures. The Company’s non-GAAP measures of gross profit margin, net income and earnings per diluted share may exclude the following items, if any:

  Stock-based compensation expense
  Intangible amortization and impairments
  Restructuring, integration, transaction and other acquisition related expenses
  Litigation expenses or dispute settlement charges or gains
  Environmental reserves

To provide additional insight into the Company's second quarter outlook, this release also includes a presentation of forward-looking non-GAAP measures including gross profit margin, effective tax rate and earnings per diluted share.

These non-GAAP financial measures are adjusted to exclude the items identified above because such items are either operating expenses which would not otherwise have been incurred by the Company in the normal course of the Company’s business operations or are not reflective of the Company’s core results over time. These items may include recurring as well as non-recurring items, and no inference should be made that all of these adjustments, charges, costs or expenses are unusual, infrequent or non-recurring. For example: certain restructuring and integration related expenses (which consist of employee termination costs, facility closure or lease termination costs, and contract termination costs) may be considered recurring given the Company’s ongoing efforts to be more cost effective and efficient; certain litigation expenses or dispute settlement charges or gains (which may include estimated losses for which we have established a reserve, as well as any actual settlements, judgments, or other resolutions against, or in favor of, the Company related to litigation, arbitration, disputes or similar matters, and insurance recoveries received by the Company related to such matters) may be viewed as recurring given that the Company may from time to time be involved in, and may resolve, litigation, arbitration, disputes, and similar matters; and certain acquisition-related adjustments or expenses may be deemed recurring given the Company's regular evaluation of potential transactions and investments.

Notwithstanding that certain adjustments, charges, costs or expenses may be considered recurring, in order to provide meaningful comparisons, the Company believes that it is appropriate to exclude such items because they are not reflective of the Company's core results and tend to vary based on timing, frequency and magnitude.

These non-GAAP financial measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the fourth quarter of fiscal year 2015 and first quarter of fiscal year 2015 along with a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the second quarter of fiscal year 2016. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on the Company’s current expectations, estimates and projections about its operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, the prospects for newly acquired businesses to be integrated and contribute to future growth and profit expectations, and the Company’s plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements.

Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential differences between the unaudited results disclosed in this release and the Company’s final results when disclosed in its Quarterly Report on Form 10-Q as a result of the completion of the Company’s financial closing procedures, final adjustments, review by the Company’s independent registered public accounting firm, and other developments arising between now and the disclosure of the final results; shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end-user markets; the Company’s ability to realize expected benefits of the SAP implementation; disruption of the Company’s operations caused by the adjustment to a new enterprise resource planning system and the transition from the Company’s legacy systems and databases; the Company’s ability to integrate its acquisitions and realize expected synergies and benefits; the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end-use applications of the products, and demand for increasing miniaturization of electronic components; adequate supply of components and materials from the Company’s suppliers, and of the Company’s products from its third-party manufacturers, to include disruptions due to natural causes or disasters, weather, or other extraordinary events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European, Asian and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 25, 2015 and information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” in the Company's other filings with the Securities and Exchange Commission, and in material incorporated therein by reference. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, enterprise computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(Table in thousands - except per share amount)

	Three Months Ended
	April 26,	January 25,	April 27,
	2015	2015	2014
	Q1 2016	Q4 2015	Q1 2015
	(Unaudited)		(Unaudited)

Net sales	$130,088	$130,394	$132,859
Cost of sales	51,689	57,233	54,775
Gross profit	78,399	73,161	78,084
Operating costs and expenses:
Selling, general and administrative	37,675	33,590	31,696
Product development and engineering	29,678	34,984	27,813
Intangible amortization and impairments	6,163	18,062	6,425
Restructuring charges	-	284	1,001
Total operating costs and expenses	73,516	86,920	66,935
Operating income (loss)	4,883	(13,759)	11,149
Interest expense	(1,834)	(1,490)	(1,387)
Interest income and other (expense), net	(492)	572	(278)
Income before taxes	2,557	(14,677)	9,484
Provision for taxes	2,699	764	1,617
Net (loss) income	$(142)	$(15,441)	$7,867

Earnings per share:
Basic	$0.00	$(0.23)	$0.12
Diluted	$0.00	$(0.23)	$0.12

Weighted average number of shares used in computing earnings per share:
Basic	66,713	66,763	67,300
Diluted	66,713	66,763	67,970

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	April 26,	January 25,
	2015	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$211,504	$230,328
Accounts receivable, net	85,845	69,301
Inventories	75,336	73,668
Deferred tax assets	2,451	2,478
Prepaid taxes	3,405	1,544
Other current assets	20,858	19,369
Total current assets	399,399	396,688

Property, plant and equipment, net	111,575	115,471
Deferred income taxes	74	106
Goodwill	329,203	280,319
Other intangible assets, net	107,855	101,600
Other assets	38,875	35,247
Total assets	$986,981	$929,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$52,586	$32,448
Accrued liabilities	43,468	49,754
Deferred revenue	6,893	5,848
Current portion - long term debt	18,552	18,547
Other Current Liabilities	10,000	-
Deferred tax liabilities	1,445	1,444
Total current liabilities	132,944	108,041

Deferred tax liabilities - non-current	2,477	2,477
Long term debt - less current	265,106	234,746
Other long-term liabilities	50,753	32,809
Stockholders’ equity	535,701	551,358
Total liabilities & stockholders' equity	$986,981	$929,431

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Three Months Ended
	April 26,	April 27,
	2015	2014
	(Unaudited)	(Unaudited)

Net income	$(142)	$7,867

Net cash provided by operating activities	14,699	22,769
Net cash used in investing activities	(42,004)	(8,922)
Net cash used in financing activities	8,481	(15,887)
Net increase (decrease) in cash and cash equivalents	(18,824)	(2,040)
Cash and cash equivalents at beginning of period	230,328	243,194
Cash and cash equivalents at end of period	$211,504	$241,154

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended
	April 26,	January 25,	April 27,
	2015	2015	2014
Stock-based Compensation Expense	Q1 2016	Q4 2015	Q1 2015
	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$475	$512	$363
Selling, general and administrative	3,214	5,255	$4,065
Product development and engineering	2,257	2,806	$2,419
Total stock-based compensation expense	$5,946	$8,573	$6,847

	Three Months Ended
	April 26,	January 25,	April 27,
	2015	2015	2014
Gross Profit - Reconciliation GAAP to Non-GAAP	Q1 2016	Q4 2015	Q1 2015
	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$78,399	$73,161	$78,084
Adjustments to GAAP gross profit:
Stock-based compensation expense	475	512	363
Acquisition related fair value adjustments	265	-	-
Restructuring charges	-	1,927	1,056
Impairment charges	-	2,813	-
Non-GAAP gross profit	$79,139	$78,413	$79,503

	Three Months Ended
	April 26,	January 25,	April 27,
	2015	2015	2014
Net Income - Reconciliation GAAP to Non-GAAP	Q1 2016	Q4 2015	Q1 2015
	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income	$(142)	$(15,441)	$7,867

Adjustments to GAAP net income:
Stock-based compensation expense	$5,946	$8,573	$6,847
Transaction and integration related expenses	3,750	2,578	783
Intangible amortization and impairments	6,163	18,062	6,425
Environmental reserve	2,335	-	-
Restructuring charges	-	284	1,001
Impairment charges	-	11,378	1,052

Total before tax adjustment	18,194	40,875	16,108
Associated tax effect	(124)	(2,345)	(2,212)
Total of supplemental information net of taxes	18,070	38,530	13,896
Non-GAAP net (loss) income	$17,928	$23,089	$21,763

Diluted GAAP earnings per share	0.00	$(0.23)	$0.12
Adjustments per above	0.27	0.57	0.20
Diluted non-GAAP earnings per share	$0.27	$0.34	$0.32

	Three Months Ended
	April 26,	January 25,	April 27,
	2015	2015	2014
Tax Impact Associated With Supplemental Information	Q1 2016	Q4 2015	Q1 2015
	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$1,760	$2,213	$1,364
Transaction and integration related expenses	907	275	138
Intangible amortization and impairments	1,589	4,253	1,499
Restructuring charges and impairment charges	-	3,046	425
Valuation allowance	(4,867)	(7,442)	(1,214)
Environmental reserve	735	-	-
Total of associated tax effect	$124	$2,345	$2,212

	Three Months Ended
	April 26,	January 25,	April 27,
	2015	2015	2014
	Q1 2016	Q4 2015	Q1 2015
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$14,699	$11,631	$22,769
Net Capital Expenditure	(4,841)	(6,296)	(6,379)
Free Cash Flow:	$9,858	$5,335	$16,390

Q2FY16 EPS Guidance Range Reconciliation
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.00	0.06

Stock based compensation expense	0.10	0.10
Transaction expense	0.02	0.02
Amortization of acquired intangibles	0.09	0.08
Non-GAAP EPS	0.21	0.26

CONTACT:
Semtech Corporation
Sandy Harrison, (805) 480-2004
webir@semtech.com